                                                            EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Company (1)                                                     Jurisdiction
-----------                                                     ------------
Trigon Insurance Company (dba Trigon Blue Cross Blue Shield)..  Virginia
 Primary Care First, L.L.C. (2) ..............................  Virginia
Trigon Administrators, Inc. ..................................  Virginia
 HealthKeepers, Inc. .........................................  Virginia
 Peninsula Health Care, Inc. (3) .............................  Virginia
 Trigon Disability Services Company ..........................  Virginia
 Trigon Services, Inc. .......................................  Virginia
 Priority, Inc. ..............................................  Virginia
   Priority Health Care, Inc. ................................  Virginia
   Priority Insurance Agency, Inc. ...........................  Virginia
Monticello Service Agency, Inc. ..............................  Virginia
 Consolidated Holdings Corporation ...........................  Delaware
 Trigon Health and Life Insurance Company ....................  Virginia
 Health Management Corporation ...............................  Virginia
   Healthy Homecomings, Inc. .................................  Missouri
   Healthy Homecomings Incorporated of St. Louis .............  Missouri


(1) Unless otherwise indicated, subsidiaries are 100% owned by the Registrant or the indicated parent company.

(2)  50% owned

(3)  51% owned